Exhibit 4.10

Execution Copy

COLLATERAL TRUST AGREEMENT

dated as of May 2, 2005

among

NEWPAGE CORPORATION,

the other Pledgors from time to time party hereto,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent under the Term Loan Credit and Guarantee Agreement,

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee under the Indentures,

and

THE BANK OF NEW YORK,

as Collateral Trustee

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION
SECTION 1.1	Defined Terms
SECTION 1.2	Rules of Interpretation

ARTICLE 2. THE TRUST ESTATES
SECTION 2.1	Declaration of Senior Trust
SECTION 2.2	Declaration of Junior Trust
SECTION 2.3	Priority of Liens
SECTION 2.4	Restrictions on Enforcement of Parity Liens
SECTION 2.5	Waiver of Right of Marshalling
SECTION 2.6	Discretion in Enforcement of Priority Liens
SECTION 2.7	Discretion in Enforcement of Priority Lien Obligations
SECTION 2.8	Insolvency or Liquidation Proceedings
SECTION 2.9	Collateral Shared Equally and Ratably within Class

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
SECTION 3.1	Undertaking of the Collateral Trustee
SECTION 3.2	Release or Subordination of Liens
SECTION 3.3	Enforcement of Liens
SECTION 3.4	Order of Application of Proceeds
SECTION 3.5	Powers of the Collateral Trustee
SECTION 3.6	Documents and Communications
SECTION 3.7	For Sole and Exclusive Benefit of Holders of Secured Obligations
SECTION 3.8	Additional Secured Debt

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE BORROWER AND THE OTHER PLEDGORS
SECTION 4.1	Release of Liens on Collateral
SECTION 4.2	Delivery of Copies to Secured Debt Representatives
SECTION 4.3	Collateral Trustee not Required to Serve, File or Record
SECTION 4.4	Release of Liens in Respect of Secured Debt

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE
SECTION 5.1	No Implied Duty
SECTION 5.2	Appointment of Agents and Advisors
SECTION 5.3	Other Agreements
SECTION 5.4	Solicitation of Instructions
SECTION 5.5	Limitation of Liability
SECTION 5.6	Documents in Satisfactory Form
SECTION 5.7	Entitled to Rely
SECTION 5.8	Secured Debt Default
SECTION 5.9	Actions by Collateral Trustee
SECTION 5.10	Security or Indemnity in favor of the Collateral Trustee
SECTION 5.11	Rights of the Collateral Trustee

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SECTION 5.12	Limitations on Duty Collateral Trustee in Respect of Collateral
SECTION 5.13	Assumption of Rights, Not Assumption of Duties
SECTION 5.14	No Liability for Clean Up of Hazardous Materials

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE
SECTION 6.1	Resignation or Removal of Collateral Trustee
SECTION 6.2	Appointment of Successor Collateral Trustee
SECTION 6.3	Succession
SECTION 6.4	Merger, Conversion or Consolidation of Collateral Trustee

ARTICLE 7. INTERCREDITOR AGREEMENT
SECTION 7.1	Authorization and Effectiveness
SECTION 7.2	Amendment and Voting

ARTICLE 8. MISCELLANEOUS PROVISIONS
SECTION 8.1	Amendment
SECTION 8.2	Voting
SECTION 8.3	Further Assurances; Insurance
SECTION 8.4	Perfection of Junior Trust Estate
SECTION 8.5	Successors and Assigns
SECTION 8.6	Delay and Waiver
SECTION 8.7	Notices
SECTION 8.8	Notice Following Discharge of Priority Lien Obligations
SECTION 8.9	Entire Agreement
SECTION 8.10	Compensation; Expenses
SECTION 8.11	Indemnity
SECTION 8.12	Severability
SECTION 8.13	Headings
SECTION 8.14	Obligations Secured
SECTION 8.15	Governing Law
SECTION 8.16	Consent to Jurisdiction
SECTION 8.17	Waiver of Jury Trial
SECTION 8.18	Counterparts
SECTION 8.19	Effectiveness
SECTION 8.20	Additional Pledgors
SECTION 8.21	Continuing Nature of this Agreement
SECTION 8.22	Insolvency
SECTION 8.23	Rights and Immunities of Secured Debt Representatives
SECTION 8.24	Force Majeure

EXHIBIT A — Form of Collateral Trust Joinder

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This Collateral Trust Agreement (this “Agreement”) is dated as of May 2, 2005 and is by and among NewPage Corporation, a Delaware corporation (the “Borrower”), the Pledgors from time to time party hereto, Goldman Sachs Credit Partners L.P., as Administrative Agent under the First Lien Term Loan Agreement (as defined below), HSBC Bank USA, National Association, as Trustee (as defined below), and The Bank of New York, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

The Borrower intends to enter into the ABL Facility (as defined herein), which will provide for $350,000,000 senior secured revolving credit facilities and a First Lien Term Loan Agreement, dated the date hereof, which will provide for a $750,000,000 term loan facility (as defined below).

The Borrower intends to issue $225.0 million in aggregate principal amount of Floating Rate Senior Secured Notes due 2012 (the “Floating Notes”) and $350.0 million in aggregate principal amount of 10% Senior Secured Notes due 2012 (the “Fixed Notes,” and together with the Floating Notes and including any related exchange notes, the “Notes”) pursuant to Indentures dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, each an “Indenture,” and together, the “Indentures”), each among the Borrower, the guarantors party thereto and HSBC Bank USA, National Association, as trustee (in such capacities and together with its successors in such capacities, the “Trustee”).

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

The Borrower and the other Pledgors intend to secure the Obligations under the First Lien Term Loan Agreement and any future Priority Lien Debt on a priority basis and, subject to such priority, intend to secure the Obligations under the Indentures and any future Parity Lien Debt, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1         Defined Terms

The following terms will have the following meanings:

“ABL Collateral” means all now owned or hereafter acquired

(a)           “accounts” and “payment intangibles,” other than “payment intangibles” (in each case, as defined in Article 9 of the UCC) which constitute identifiable proceeds of the Shared Collateral and/or the Separate Collateral;

(b)           “inventory” (as defined in Article 9 of the UCC) or documents of title for any inventory;

(c)           “deposit accounts” (as defined in Article 9 of the UCC), “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (in each case, as defined in Article 8 of the UCC) contained therein (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing), “instruments” (as defined in Article 9 of the UCC), including Intercompany Notes of Subsidiaries, and “chattel paper” (as defined in Article 9 of the UCC); provided, however, that to the extent that instruments or chattel paper constitute identifiable proceeds of the Shared Collateral or the Separate Collateral or other identifiable proceeds of the Shared Collateral or the Separate Collateral are deposited or held in any such bank accounts or securities accounts after an Enforcement Notice, then such instruments, chattel paper or other identifiable proceeds shall be treated as Shared Collateral or Separate Collateral (as applicable);

(d)           General Intangibles pertaining to the other items of property included within clauses (a), (b), (c), (e) and (f) of this definition of ABL Collateral, including, without limitation, all contingent rights with respect to warranties on inventory or accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC);

(e)           “records” (as defined in Article 9 of the UCC), “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(f)            substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“ABL Facility” means that certain Revolving Loan Credit and Guarantee Agreement, dated as of the date hereof, by and among the Borrower, the guarantors party thereto, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent, UBS Securities LLC, as Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent, and JPMorgan Chase Bank, N.A., as revolving loan collateral agent.

“Act of Required Debtholders” means, as to any matter at any time:

(1)           prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a)           the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b)           other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2)           at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower (other than Notes held by any Person that is an Affiliate of the Borrower as of the date hereof and that is regulated by any banking or insurance authority) will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 8.2.

“Actionable Default” means:

(1)           the failure to pay any payment of principal of or interest on any Series of Secured Debt outstanding in the amount of $25.0 million or more resulting in an event of default under the applicable Series of Secured Debt after payment is due, including payments that are due (or if any required offer had been timely made would be due) in respect of any mandatory offer to purchase Parity Lien Debt resulting in an event of default under the applicable Series of Secured Debt,

(2)           the failure to pay in full, when due and payable in full (whether at maturity, upon acceleration or otherwise), the ABL Facility, the First Lien Term Loans the Notes or any other Series of Secured Debt outstanding in the amount of $25.0 million or more,

(3)           the exercise by the Collateral Trustee or any of its co-trustees or agents of any right or power that is exercisable by it only upon default to take sole and exclusive dominion or control over any deposits in a deposit account, commodity contract in a commodity account or financial asset in a securities account constituting any Shared Collateral or the delivery of any instructions to the Collateral Trustee directing it to foreclose or otherwise enforce, or to disburse the proceeds of enforcement of, any Lien upon any Collateral, or

(4)           the occurrence of any “Event of Default” under either of the Indentures or any Credit Agreement arising from the commencement of any bankruptcy case, receivership or other Insolvency or Liquidation Proceeding by or against the Borrower or any of its Subsidiaries or any similar default provision at any time in effect under any indenture or agreement governing any Series of Secured Debt.

“Additional Secured Debt” has the meaning set forth in Section 3.8.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate provided in the applicable Secured Debt Documents as at such time of determination, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership, (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or of the sole member or of the managing member thereof and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)  in the case of a corporation, corporate stock;

(2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 360 days from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreements or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better at the time of acquisition;

(4)           repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having at the time of acquisition one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within nine months after the date of acquisition; and

(6)           securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and at the time of acquisition thereof, having one of the two highest ratings obtainable from either Moody’s or S&P;

(7)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)           local currencies held by the Borrower or any of its Restricted Subsidiaries, from time to time in the ordinary course of business and consistent with past practice.

“Class” means (1) in the case of Parity Lien Debt, all Series of Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, all Series of Priority Lien Debt, taken together.

“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of the Borrower and the other Pledgors now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure any or all Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3,2; provided that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Borrower or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if the Borrower or any other Pledgor thereafter acquires or reacquires such assets or properties.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means an agreement substantially in the form of Exhibit A.

“Credit Agreements” means each of the ABL Facility and the First Lien Term Loan Agreement, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of a receivables financing or sales of debt securities to institutional investors) in whole or in part from time to time, including any related agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings or letters of credit thereunder or adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

‘‘Credit Facilities’’ means one or more debt facilities (including, without limitation, the Credit Agreements), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of senior secured notes, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), substituted or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)           termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)           payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3)           discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4)           payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Borrower.

“Enforcement Notice” means a written notice delivered pursuant to the Intercreditor Agreement, at a time when an event of default under the ABL Facility or an event of default under the First Lien Term Loan Agreement has occurred and is continuing, by either Secured Debt Representative thereunder to the other, specifying the relevant event of default.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1)           will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter,

(2)           will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made;

provided, however, that, for the purpose of defining “equally and ratably” during the pendency of any Actionable Default, and subject to Section 3.4 hereof, if any payment or distribution is made in cash to any holders of Parity Lien Obligations from or on account of Separate Collateral by reason of enforcement of Liens or realization in a bankruptcy case, receivership or other

Insolvency or Liquidation Proceeding, then any concurrent or subsequent payment or distribution that is to be made in cash to such holders from or on account of Shared Collateral by reason of any such enforcement or realization shall be reduced, and any concurrent or subsequent payment or distribution that is to be made in cash to the remaining holders of Parity Lien Obligations from or on account of Shared Collateral by reason of any such enforcement or realization shall be increased, to the extent necessary to cause the aggregate amount of all payments and distributions made in cash to all holders of Parity Lien Obligations (whether made from or on account of Separate Collateral or from or on account of Shared Collateral) by reason of any such enforcement or realization to be distributed equally and ratably as fully as if the Separate Collateral had been Shared Collateral; provided, further that, for the purpose of defining “equally and ratably” during the pendency of any Actionable Default, and subject to Section 3.4 hereof, if any payment or distribution is made in cash to any holders of Priority Lien Obligations from or on account of Separate Collateral by reason of enforcement of Liens or realization in a bankruptcy case, receivership or other Insolvency or Liquidation Proceeding, then any concurrent or subsequent payment or distribution that is to be made in cash to such holders from or on account of Shared Collateral by reason of any such enforcement or realization shall be reduced, and any concurrent or subsequent payment or distribution that is to be made in cash to the remaining holders of Priority Lien Obligations from or on account of Shared Collateral by reason of any such enforcement or realization shall be increased, to the extent necessary to cause the aggregate amount of all payments and distributions made in cash to all holders of Priority Lien Obligations (whether made from or on account of Separate Collateral or from or on account of Shared Collateral) by reason of any such enforcement or realization to be distributed equally and ratably as fully as if the Separate Collateral had been Shared Collateral.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party determined in good faith by the Board of Directors of the Borrower.

“First Lien Term Loan Administrative Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the First Lien Term Loan Agreement or any other representative then most recently designated in accordance with the applicable provisions of the First Lien Term Loan Agreement, together with its successors in such capacity.

“First Lien Term Loan Agreement” means that certain Term Loan Credit and Guaranty Agreement, dated as of the date hereof, by and among the Borrower, the guarantors party thereto, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent and UBS Securities LLC, as Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent.

“First Lien Term Loans” means the principal of and interest and premium (if any) on Indebtedness of the Borrower incurred under the First Lien Term Loan Agreement.

“Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles which are in effect on the date of the Indentures set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession or in the rules and regulations of the Securities and Exchange Commission (the “SEC”) governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“General Intangibles” means “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), claims under agreements of the type described under clauses (1), (2) and (3) of the definition of “Hedging Obligations” and Intellectual Property (as defined in the Intercreditor Agreement) and any rights thereunder.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)           each of the Borrower’s Subsidiaries on the date hereof; and

(2)           any other Subsidiary of the Borrower that executes a Guarantee in accordance with the provisions of any Secured Debt Document,

and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the applicable Secured Debt Documents.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designated for the purpose of fixing, hedging or swapping interest rate risk;

(2)           other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables entered into in the ordinary course of business);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Borrower, any of its Subsidiaries or any other Pledgor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 8.11(a).

“Indenture” and “Indentures” have the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against the Borrower or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Pledgor or any similar case or proceeding relative to the Borrower or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Intercompany Notes of Subsidiaries” means all indebtedness owing by any of the Borrower’s Subsidiaries to the Borrower or any of the Borrower’s other Subsidiaries, whether or not represented by a note or agreement.

“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the date hereof, among the Borrower, New Page Holding Corporation, certain Subsidiaries of the Borrower, JPMorgan Chase Bank, N.A., as Collateral Agent under the ABL Facility (the “ABL Collateral Agent”), as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

“Junior Trust Estate” has the meaning set forth in Section 2.2.

“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset.

“Lien Sharing and Priority Confirmation” means:

(1)           as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the indentures, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Parity Lien Debt, each existing and future Priority Lien Representative and Parity Lien Representative and each existing and future holder of Permitted Liens:

(a)             that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Borrower or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Shared Collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably; provided that the holders of any future Parity Lien Debt that constitutes a “security” for purposes of the Securities Act of 1933, as amended, will not be entitled to be secured by any Separate Collateral;

(b)             that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens;

(c)             consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents; and

(d)             consenting to the terms of the Intercreditor Agreement; and

(2)            as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each existing and future Parity Lien Representative and each existing and future holder of Permitted Liens:

(a)            that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Borrower or any other Pledgor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably; provided that the holders of any future Priority Lien Debt that constitutes a “security” for purposes of the Securities Act of 1933, as amended, will not be entitled to be secured by any Separate Collateral;

(b)            that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens;

(c)            consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents; and

(d)            consenting to the terms of the Intercreditor Agreement.

“Moody’s” means Moody’s Investors Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)           as to which (a) the explicit terms provide that there is no recourse against any assets of the Borrower or any of its Restricted Subsidiaries or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

“Notes” has the meaning set forth in the recitals.

“Note Documents” means the Indentures, the Notes and the Security Documents.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Borrower by two officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, including:

(a)            a statement that the Person making such certificate has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parity Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Borrower or any Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)           the Notes issued (including any related Exchange Notes) and the related Guarantees on the date hereof, and all other Obligations of the Borrower or the Guarantors under the Indentures; and

(2)           any other Indebtedness of the Borrower (including additional Notes), which may be guaranteed by the Guarantors, that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a)           the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Priority Lien Debt or other Parity Lien Debt; or

(b)           on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 4.0 to 1.0;

provided, further, in the case of any Indebtedness referred to in clause (3) of this definition, that:

(a)           on or before the date on which such Indebtedness is incurred by the Borrower, such Indebtedness is designated by the Borrower, in an Officers’ Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of the Indentures and this Agreement; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)          such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)           all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Borrower delivers to the Collateral Trustee an Officers’

Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents and the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1)           in the case of each series of the Notes, the applicable Trustee for such series; or

(2)           in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to an indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) that has become party to this Agreement by executing a Collateral Trust Joinder.

“Permitted Liens” means:

(1)           any Liens held by the Collateral Trustee securing (A) Priority Lien Debt in an aggregate principal amount not exceeding the Priority Lien Cap (as defined in the Indentures) and (B) all related Priority Lien Obligations;

(2)           Liens held by the Collateral Trustee equally and ratably securing (A) the Notes issued on the date hereof (and the related exchange notes) and all future Parity Lien Debt that was permitted by all applicable Secured Debt Documents to be incurred and (B) all related Parity Lien Obligations; provided that, notwithstanding the foregoing, any future Parity Lien Debt that does not constitute a “security” for purposes of the Securities Act of 1933, as amended, will be permitted to be secured by Separate Collateral pursuant to this clause (2) even if the Liens held by the Collateral Trustee securing such Indebtedness do not equally and ratably secure the Notes issued on the date hereof (and the related exchange notes) and any future Parity Lien Debt that constitutes a “security” for purposes of the Securities Act of 1933, as amended;

(3)           Liens securing (A) Revolving Credit Debt up to the Revolving Credit Debt Cap and (B) all related Revolving Credit Obligations (as defined in the Indentures), together with the Liens on the Shared Collateral granting limited access rights with respect to the ABL Collateral;

(4)           Liens in favor of the Borrower or the Guarantors;

(5)             Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)             Liens to secure Indebtedness (including Capital Lease Obligations) or Attributable Debt permitted by clause (b)(6) of Section 4.09 of the Indentures or comparable provisions of any other Secured Debt Documents covering only the assets acquired with or financed by such Indebtedness or in the case of real property or fixtures, including additions and improvements, the real property on which such assets is attached;

(7)             Liens existing on the date hereof;

(8)             Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)             Liens imposed by law, such as carriers’ warehousemen’s, landlords’ mechanics’ suppliers, materialmen’s and repairmen’s Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;

(10)           any state of facts an accurate survey would disclose, public and private roads, timber cutting and hauling contracts, timber sales contracts, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)           Liens created for the benefit of (or to secure) the Notes (or the guarantees thereof);

(12)           Liens to secure any Permitted Refinancing Indebtedness (as defined in the Indentures) permitted to be incurred under the Indentures (other than Revolving Credit Debt, Parity Lien Debt or Priority Lien Debt); provided, however, that the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the Indebtedness being refinanced arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(13)          Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower with respect to Indebtedness and other obligations that do not exceed $20.0 million at any one time outstanding;

(14)          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)          Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty—liability insurance or self insurance including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(16)          judgment and attachment Liens not giving rise to an Event of Default (as defined in the applicable Secured Debt Document) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP;

(17)          Liens securing Hedging Obligations incurred pursuant to clause (b)(10) of Section 4.09 of the Indentures or comparable provisions of any other Secured Debt Documents;

(18)          any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (6), (7), (20), (21) or (22) of this definition; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets, in conformity with GAAP;

(19)          Liens on Receivables and Related Assets of the type specified in the definition of “Qualified Receivables Transaction” in the Indentures to secure Indebtedness incurred and outstanding under clause (b)(2) of Section 4.09 of the Indentures or comparable provisions of any other Secured Debt Documents;

(20)          any interest or title of a lessor, licensor, or sublicense under any operating lease, license or sublicense, as applicable;

(21)          Liens on assets of Foreign Subsidiaries securing Indebtedness incurred pursuant to clause (b)(l7) of Section 4.09 of the Indentures or comparable provisions of any other Secured Debt Documents; and

(22)          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Restricted Subsidiary thereof on deposit with or in possession of such bank.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any other entity.

“Pledgors” means the Borrower, the Guarantors and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Borrower or any other Pledgor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1)           Indebtedness of the Borrower (which may be guaranteed by the Guarantors) under the First Lien Term Loan Agreement that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under such credit agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents);

(2)           any other Indebtedness of the Borrower (which may be guaranteed by the Guarantors) that is secured by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a)           on or before the date on which such Indebtedness is incurred, such Indebtedness is designated by the Borrower, in an Officers’ Certificate delivered to each Secured Debt Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt;

(b)           such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)           all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Borrower delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(3)           Hedging Obligations of the Borrower (which may be guaranteed by the Guarantors) incurred to hedge or manage interest rate risk with respect to Priority Lien Debt or Parity Lien Debt, or to protect the Borrower against fluctuation in currency exchange rates or commodity prices; provided that:

(a)           such Hedging Obligations are secured by a Priority Lien on all of the assets and properties that secure Priority Lien Debt in respect of which such Hedging Obligations are incurred; and

(b)           such Priority Lien is senior to or on a parity with the Priority Liens securing Priority Lien Debt in respect of which such Hedging Obligations are incurred.

“Priority Lien Documents” means the First Lien Term Loan Agreement and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

“Priority Lien Representative” means:

(a)          the First Lien Term Loan Administrative Agent; or

(b)          in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) of the Borrower or any Restricted Subsidiary, whether now existing or arising in the future.

“Related Assets” means any Receivables or interests therein and any assets related thereto, including, without limitation, all Collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other documentation in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 8.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower (other than Notes held by any Person that is an Affiliate of the Borrower as of the date hereof and that is regulated by any banking or insurance authority) will be deemed not to be outstanding.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Debt” means:

(1)           Indebtedness of the Borrower (which may be guaranteed by the Guarantors) under the ABL Facility that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under such Credit Agreement obtained an Officers’ Certificate at or before the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); and

(2)           any other Indebtedness of the Borrower (which may be guaranteed by the Guarantors) that is secured by a Lien on the ABL Collateral that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2) that on or before the date on which such Indebtedness is incurred, such Indebtedness is designated by the Borrower, in an Officers’ Certificate delivered to each Secured Debt Representative and the Collateral Trustee as “Revolving Credit Debt” for purposes of the Secured Debt Documents; provided, further, that no Series of Secured Debt may be designated as Revolving Credit Debt and Priority Lien Debt or Parity Lien Debt;

provided, further that no Indebtedness will be considered to be “Revolving Credit Debt” if on the date it was incurred the aggregate principal amount of all outstanding Revolving Credit Debt exceeds the Revolving Credit Debt Cap as of such date (unless the lenders under the applicable Credit Facility obtained an Officers’ Certificate at or before the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents). For purposes of this definition, letters of credit may constitute “Revolving Credit Debt.” All outstanding letters of credit will be deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Restricted Subsidiaries thereunder.

“Revolving Credit Debt Cap” means an amount equal to the amount of Indebtedness permitted to be incurred pursuant to clauses (1) or (19) of the definition of Permitted Debt (as defined in the Indentures) less (A) any Indebtedness incurred under clauses (1) or (19) of the definition of Permitted Debt that has been designated Priority Lien Debt and (B) less any Parity Lien Debt applied to repay revolving credit indebtedness incurred under clauses (1) or (19) of the definition of Permitted Debt.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or a Restricted Subsidiary on the date hereof or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or a Restricted Subsidiary leases it from such Person.

“Secured Debt” means, collectively, all Parity Lien Debt and Priority Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1)           the aggregate principal amount of Secured Debt, Revolving Credit Debt and Capital Lease Obligations outstanding on such date plus all Indebtedness of Restricted Subsidiaries of the Borrower that are not Guarantors outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn), to:

(2)           the aggregate amount of the Borrower’s Consolidated Adjusted EBITDA (as defined in the Indentures) for the most recent four-quarter period for which financial information is available.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1)            acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect (in accordance with Regulation S-X under the Securities Act), including Pro Forma Cost Savings (as defined in the Indentures) whether or not such Pro Forma Cost Savings comply with Regulation S-X, as if they had occurred on the first day of the four-quarter reference period;

(2)            the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein disposed of prior to the Leverage Calculation Date, will be excluded (including by adding back the amount of any attributable Consolidated Adjusted EBITDA that was negative);

(3)            the Interest Expense (as defined in the Indentures) attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such

Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Leverage Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Leverage Calculation Date in excess of 12 months).

“Secured Obligations” means, collectively, all Parity Lien Obligations and all Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.

“Security Documents” means this Agreement, the Intercreditor Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 8.1.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Separate Collateral” means the Stock of Subsidiaries and Intercompany Notes of Subsidiaries, unless at the relevant time of consideration, such Intercompany Notes of Subsidiaries secure obligations under the ABL Facility.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, Indebtedness outstanding under the First Lien Term Loan Agreement and any other Credit Facility that constitutes Priority Lien Debt.

“Series of Secured Debt” means, severally, each Series of Parity Lien Debt and each Series of Priority Lien Debt.

“Shared Collateral” means all properties and assets at any time owned or acquired by the Borrowers or any of the other Pledgors, except:

(1)           Separate Collateral;

(2)           ABL Collateral;

(3)           any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 4.1 of this Agreement; and

(4)           any properties and assets that no longer secure the Notes or any Obligations in respect thereof pursuant to Section 4.4 of this Agreement;

provided that, in the case of clauses (3) and (4), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Borrower or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if the Borrower or any other Pledgor thereafter acquires or reacquires such assets or properties.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date of the Indentures.

“Stated Maturity” means, with respect to any installment of interest or principal (in any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indentures, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock of Subsidiaries” means all Capital Stock of, and Equity Interests in, Subsidiaries of the Borrower.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);  provided, however, that notwithstanding the foregoing, Rumford Cogeneration Company Limited Partnership, a Maine limited partnership (“Rumford L.P.”) shall not constitute a Subsidiary of the Borrower, unless and until the Borrower directly or indirectly acquires all of the limited partner interests in Rumford L.P.

“Trustee” has the meaning set forth in the recitals. References in this Agreement to the Trustee shall be deemed to be references to the Trustee under either of the Indentures or both such trustees, as the context requires.

“Trust Estates” has the meaning set forth in Section 2.2.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)          has no Indebtedness other than Non-Recourse Debt;

(2)          except as permitted by Section 4.20 of the Indentures or comparable provisions of any other Secured Debt Documents, is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

(3)          is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)          has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2         Rules of Interpretation.

(a)         All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)         Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)           The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)           References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)           Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indentures (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indentures (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indentures and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the Trustee and the Collateral applicable Trustee by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Indentures, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Indentures notwithstanding the termination or expiration of the Indentures or redemption of all Obligations evidenced thereby.

(f)           This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(g)          The provisions of the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), that are applicable to obligations and duties of the Collateral Trustee or the Pledgors in respect of the Collateral are hereby incorporated by reference and to the extent that there are provisions contained in this Agreement that conflict with the duties imposed by the TIA, the provisions of the TIA will control.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1         Declaration of Senior Trust.

To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Pledgors has granted to the Collateral Trustee, and the Collateral Trustee has accepted and hereby agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of the Liens granted by such Pledgor’s and all of the Collateral Trustee’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1)          all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(2)          the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3)          no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)          the Borrower delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Pledgors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 8.10 and 8.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2        Declaration of Junior Trust.

To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Pledgors has granted to the Collateral Trustee, and the Collateral Trustee has accepted and hereby agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of the Liens granted by such Pledgor’s and all of the Collateral Trustee’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1)          all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2)          the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

(3)          no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)          the Borrower delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Pledgors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 8.10 and 8.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3        Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

(1)          this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations and the Junior Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations; and

(2)          the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.

SECTION 2.4        Restrictions on Enforcement of Parity Liens.

(a)           Until the Discharge of Priority Lien Obligations, the holders of Obligations under the First Lien Term Loan Agreement and other Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), Section 10.04 of the Indentures or any other comparable provision in any other Secured Debt Documents and subject to the rights of the holders of Permitted Liens, the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither the Trustee nor the holders of the Notes or other Parity Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the Trustee and the holders of the Notes (together with any other holder of Parity Lien Obligations) may, subject to the rights of the other holders of Permitted Liens, direct the Collateral Trustee:

(1)           without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2)           as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Lien;

(3)           as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Liens) of the Parity Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the Trustee and the holders of Parity Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control; or

(4)           as necessary to create, prove, preserve or protect (but not enforce) the Parity Liens upon any Collateral.

(b)           Subject to Section 10.04 of the Indentures or any other comparable provision in any other Secured Debt Documents, until the Discharge of Priority Lien

Obligations, none of the holders of the Notes or other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative will:

(1)           request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Collateral Trustee or the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to the Priority Liens;

(2)           oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by the Collateral Trustee or any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceeding;

(3)           oppose or otherwise contest any lawful exercise by the Collateral Trustee or any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

(4)           oppose or otherwise contest any other request for judicial relief made in any court by the Collateral Trustee or any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

(5)           challenge the validity, enforceability, perfection or priority of the Priority Liens.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of the Notes and other Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Borrower or the Guarantors in accordance with applicable law; provided that, by accepting a Note, each holder of Notes will agree not to take any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c)           At any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Pledgor or (2) the Collateral Trustee and each Parity Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Debtholders stating that (i) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by the Borrower or any other Pledgor to the Collateral Trustee (other than distributions to the Collateral Trustee for the benefit of the holders of Priority

Lien Obligations), any Parity Lien Representative, any holder of Notes or any other holder of Parity Lien Obligations (including, without limitation, payments and prepayments made for application to Parity Lien Obligations and all other payments and deposits made pursuant to any provision of the Indentures, the Notes, the Guarantees or any other Parity Lien Document).

(d)           Subject to Section 10.04 of the Indentures or comparable provisions of any other Secured Debt Documents, all proceeds of Collateral received by the Collateral Trustee, any Parity Lien Representative, any holder of Notes or any other holder of Parity Lien Obligations in violation of Section 2.2(c) will be held by the Collateral Trustee, the applicable Parity Lien Representative or the applicable holder of Parity Lien Obligations for the account of the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Parity Liens will remain attached to and enforceable against all proceeds so held or remitted. Subject to Section 10.04 of the Indentures or comparable provisions of any other Secured Debt Documents, all proceeds of Collateral received by the Collateral Trustee, holders of Parity Lien Obligations and Parity Lien Representatives not in violation of Section 2.2(c) will be received by the Collateral Trustee, such Parity Lien Representatives or such holder of Parity Lien Obligations free from the Priority Liens and all other Liens except the Parity Liens and the Permitted Liens.

SECTION 2.5        Waiver of Right of Marshalling.

(a)          Prior to the Discharge of Priority Lien Obligations, the holders of the Notes and other Parity Lien Obligations, each Parity Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives (in their capacity as priority lienholders).

(b)          Following the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations and any Parity Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the Collateral Trustee or the holders of Priority Lien Obligations.

SECTION 2.6       Discretion in Enforcement of Priority Liens.

(a)          In exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Priority Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1)          the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

(2)          the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3)           the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4)           the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

(5)           the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7        Discretion in Enforcement of Priority Lien Obligations.

(a)           Without in any way limiting the generality of Section 2.6, the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Parity Lien Obligations or the Parity Lien Representatives, without incurring responsibility to holders of Parity Lien Obligations and the Parity Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Parity Lien Obligations and the Parity Lien Representatives, do any one or more of the following:

(1)           change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

(2)           release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

(3)           release the Priority Lien on any Collateral; and

(4)           exercise or refrain from exercising any rights against any Pledgor.

SECTION 2.8        Insolvency or Liquidation Proceedings.

(a)           If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:

(1)          for use of cash collateral;

(2)          approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3)           granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

(4)           relating to a sale of assets of the Borrower or any other Pledgor that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Parity Liens will attach to the proceeds of the sale;

then, the holders of the Notes and other Parity Lien Obligations, in their capacity as holders of secured claims and each Parity Lien Representative will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by any holder of the Notes or other Parity Lien Obligations or a Parity Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of the Notes or other Parity Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens on such property.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of the Notes or other Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against the Borrower or any Guarantor in accordance with applicable law; provided that, by accepting a Note, each holder of Notes agrees not to take any of the actions prohibited under Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b)           The holders of the Notes or other Parity Lien Obligations or any Parity Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that:

(1)           they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2)           they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

SECTION 2.9         Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1        Undertaking of the Collateral Trustee.

(a)           Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1)           accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2)           take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)           deliver and receive notices pursuant to the Security Documents;

(4)           sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5)           remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6)           execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 8.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 8.1; and

(7)           release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b).

(b)           Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

(d)           Notwithstanding anything to the contrary contained in this Agreement, no institution serving as administrative agent under the ABL Facility, Parity Lien Representative or Priority Lien Representative may serve as Collateral Trustee, but any such Priority Lien Representative or administrative agent under the ABL Facility may serve as an agent for the Collateral Trustee.

SECTION 3.2        Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)           as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b)           as required by Article 4;

(c)           as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d)           for the subordination of the Junior Trust Estate and the Parity Liens to the Senior Trust Estate and the Priority Liens; or

(e)           releases of ABL Collateral to the extent required by the Intercreditor Agreement.

SECTION 3.3        Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative and to the administrative agent under the ABL Facility. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations, subject in all cases to the terms of the Intercreditor Agreement.

SECTION 3.4        Order of Application of Proceeds.

(a)           The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Shared Collateral and the proceeds of any title insurance policy required under any Priority Lien Document or Parity Lien Document in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document, including amounts I reasonably necessary to provide for the expenses of the Collateral Trustee in maintaining and disposing of the Collateral;

SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Lien on the Collateral sold or realized upon;

THIRD, equally and ratably to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

FOURTH, equally and ratably to the respective Parity Lien Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt); and

FIFTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrower or the applicable pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b)           If any Parity Lien Representative or any holder of a Parity Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Representative or such holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien.

(c)           This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Parity Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

(d)           In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5        Powers of the Collateral Trustee.

(a)           The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(b)          A Secured Debt Representative or holder of Secured Obligations will not have any liability whatsoever for any act or omission of the Collateral Trustee if such act or omission is not taken pursuant to any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

SECTION 3.6        Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7        For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future

Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8        Additional Secured Debt.

(a)           The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.l(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

(1)           holds Secured Obligations that are identified as Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b);

(2)           signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder; and

(3)           delivers a Lien Sharing and Priority Confirmation.

(b)          The Borrower or other applicable Pledgor will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt or the registered holder of Priority Lien Debt incurred by the Borrower or such other Pledgor after the date of this Agreement in accordance with me terms of all applicable Secured Debt Documents. The Borrower or other applicable Pledgor may effect such designation by delivering to the Collateral Trustee, with copies to each previously identified Secured Debt Representative, each of the following:

(1)          an Officers’ Certificate stating that;

(A)         the Borrower or such other Pledgor intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt, or (ii) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

(2)          evidence that the Borrower or such other Pledgor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

(3)          a written notice specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 8.7.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Pledgor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE BORROWER

AND THE OTHER PLEDGORS

SECTION 4.1         Release of Liens on Collateral.

(a)            The Collateral Trustee’s Liens upon the Collateral will be released:

(1)            in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2)            as to any Collateral that is sold, transferred or otherwise disposed of by the Borrower or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) the Borrower or a Restricted Subsidiary of the Borrower in a transaction or other circumstance that complies with Section 4.10 of the Indentures and is permitted by the Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indentures;

(3)            as to a release of any Collateral constituting less than all or substantially all of the Shared Collateral, if consent to the release of all Priority Liens on such Collateral has been given by an Act of Required Debtholders;

(4)            as to a release of any Collateral constituting less than all or substantially all of the Separate Collateral, if consent has been given by a majority of the holders of the Priority Lien Debt which have a Lien on the Separate Collateral or, after a Discharge of Priority Lien Debt, a majority of the holders of the Parity Lien Debt which have a Lien on the Separate Collateral;

(5)            as to a release of all or substantially all of the Shared Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Borrower has delivered an Officers’ Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained; and

(6)            as to any ABL Collateral, as provided in the Intercreditor Agreement.

(b)           The Collateral Trustee agrees for the benefit of the Borrower and the other Pledgors that if the Collateral Trustee at any time receives:

(1)           an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

(2)           the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(3)           prior to the Discharge of Priority Lien Obligations, the written confirmation of each Priority Lien Representative (or, at any time after the Discharge of Priority Lien Obligations, each Parity Lien Representative) (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (1) above, upon which Officers’ Certificate each Parity Lien Representative may conclusively rely) that, in its view, such release is permitted by Section 4.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Borrower or other applicable Pledgor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c)           The Collateral Trustee hereby agrees that:

(1)           in the case of any release pursuant to clause (2) of Section  4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Borrower or other applicable Pledgor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)           at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Parity Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 4.l(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d)           Each Secured Debt Representative hereby agrees that:

(1)           as soon as reasonably practicable after receipt of an Officers’ Certificate from the Borrower (upon which each Secured Debt Representative may conclusively rely) pursuant to Section 4.l(b)(l), it will, to the extent required by such Section, cither provide (A) the written confirmation required by Section 4.1(b)(3), (B) a written statement that such release is not permitted by Section 4.l(a) or (C) a request for further information from the Borrower reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

(2)           within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4. l(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Parity Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2        Delivery of Copies to Secured Debt Representatives. The Borrower will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.l(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.l(d).

SECTION 4.3        Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Borrower or any other Pledgor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Borrower or Pledgor to comply with the requirements of such UCC provision.

SECTION 4.4        Release of Liens in Respect of Secured Debt. The Collateral Trustee’s Liens upon the Collateral will no longer secure a particular Series of Secured Debt outstanding under the documents governing such Series of Secured Debt or any other Obligations under the applicable Secured Debt Documents, and the right of the holders of such Series of Secured Debt and such Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

(1)           upon satisfaction and discharge of all obligations under such Series of Secured Debt if the applicable Secured Debt Documents contain satisfaction and discharge provisions;

(2)           upon a legal defeasance or covenant defeasance of such Series of Secured Debt if the applicable Secured Debt Documents contain legal defeasance or covenant defeasance provisions;

(3)           upon payment in full and discharge of all amounts of a particular Series of Secured Debt outstanding under such governing documents and all Obligations that are outstanding, due and payable under the applicable Secured Debt Documents at the time the Series of Secured Debt is paid in full and discharged; or

(4)           in whole or in part, with the consent of the holders of the requisite percentage of the holders of such Series of Secured Debt in accordance with the amendment provisions of the applicable Secured Debt Documents.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1        No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

SECTION 5.2        Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them. The Collateral Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

SECTION 5.3        Other Agreements.

(a)           The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

(b)           Notwithstanding the foregoing, as of the date of this Agreement, the Collateral Trustee shall enter into the Cash Management Intercreditor Agreement, dated the date hereof, among Escanaba Timber LLC (formerly known as Maple Acquisition LLC), a Delaware limited liability company, NewPage Holdings Corporation, a Delaware corporation, the Borrower, the ABL Collateral Agent, the Collateral Trustee and General Electric Capital Corporation, as Collateral Agent under the First Lien Term Loan Agreement.

SECTION 5.4        Solicitation of Instructions.

(a)           The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b)           No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5        Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. In no event shall the Collateral Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 5.6        Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7        Entitled to Rely. The Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any other Pledgor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8        Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9        Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

SECTION 5.10                    Security or Indemnity in favor of the Collateral Trustee.  The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the holders of Secured Debt pursuant to this Agreement, unless such holders of Secured Debt shall have offered to the Collateral Trustee security or indemnity satisfactory to the Collateral Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request of direction.

SECTION 5.11                    Rights of the Collateral Trustee.  In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12                    Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)                                  Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)                                 The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

SECTION 5.13                    Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1)                                   each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2)                                   the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3)                                   the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14                    No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any Kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6.   RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1                         Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)                                  the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and the Borrower; and

(b)                                 the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2                          Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders.  If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Borrower), at its option, petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1)                                   authorized to exercise corporate trust powers;

(2)                                   having a combined capital and surplus of at least $100,000,000;

(3)                                   maintaining an office in New York, New York; and

(4)                                   that is not a Secured Debt Representative.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3                          Succession.  When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1)                                   such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2)                                   the predecessor Collateral Trustee will (at the expense of the Borrower) upon payment of all amounts owed it hereunder, promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 8.10 and 8.11.

SECTION 6.4                          Merger, Conversion or Consolidation of Collateral Trustee.  Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Borrower, each Priority Lien Representative and each Parity Lien Representative thereof in writing.

ARTICLE 7.  INTERCREDITOR AGREEMENT

SECTION 7.1                          Authorization and Effectiveness.  As of the date hereof, on behalf of the holders of the Priority Lien Obligations, the holders of Parity Lien Obligations and the various Secured Debt Representatives, the Collateral Trustee shall enter into the Intercreditor Agreement; provided that such Intercreditor Agreement shall provide that no amendment or supplement to the provisions of the Intercreditor Agreement will be effective without the approval of the Collateral Trustee. Upon execution by the ABL Collateral Agent and the Collateral Trustee, the Intercreditor Agreement (as in effect on the date hereof) shall be binding on the holders of Secured Obligations.

SECTION 7.2                          Amendment and Voting.

The Collateral Trustee shall not consent to any amendment or supplement to the Intercreditor Agreement without the consent of a majority of the holders of each Series of Secured Debt then outstanding, calculated in accordance with the provisions of Section 8.2.

ARTICLE 8.   MISCELLANEOUS PROVISIONS

SECTION 8.1                          Amendment.

(a)                                  No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1)                                  any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Borrower or any other applicable Pledgor party thereto and the Collateral Trustee;

(2)                                  no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(A)                                 to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders” or “Required Parity Lien Debtholders”),

(B)                                   to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral, or

(C)                                to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1 hereof,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3)                                  no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

(b)                                 Notwithstanding Section 8.1(a) but subject to Sections 8.l(a)(2) and 8.1(a)(3):

(1)                                   any mortgage or other Security Document that secures Priority Lien Obligations may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the holders of the Priority Lien Debt, unless such amendment or supplement would not be permitted under the terms of this Agreement or any of the Secured Debt Documents;

(2)                                   any mortgage or other Security Document that secures Obligations may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by an Act of Required Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents; and

(3)                                   any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Priority Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of holders of Parity Lien Debt is required pursuant to this Agreement, which will be governed by the provisions described above) will apply automatically to any comparable provision of any comparable Parity Lien Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by the Borrower or any other Pledgor or any holder of Notes or other Parity Lien Obligations.

(c)                                 The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 8.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Borrower to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Borrower addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

(d)                                 The holders of Parity Lien Obligations and the Parity Lien Representatives agree that each Security Document that secures Parity Lien Obligations (but not also securing Priority Lien Obligations) may include language substantially to the effect of the following:

“Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of May 2, 2005, among NewPage Corporation, the Pledgors from time to time party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent under the First Lien Term Loan Agreement (as defined therein), HSBC Bank USA, National Association, as Trustee under the Indentures (as defined therein) and The Bank of New York, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern”;

provided, however, that if the jurisdiction in which any such Parity Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Parity Lien Representatives and the Priority Lien Representatives agree, prior to such Parity Lien Document being entered into, to negotiate in good faith replacement language stating that the Lien and security interest granted under such Parity Lien Document is subject to the provisions of this Agreement.

SECTION 8.2                          Voting.  In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt.  The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement.

SECTION 8.3                          Further Assurances; Insurance.

(a)                                  The Borrower and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any properly or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b)                                 Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Borrower and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations.

(c)                                  The Borrower and the other Pledgors will:

(1)                                   keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)                                   maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury of death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)                                   maintain such other insurance as may be required by law;

(4)                                   maintain title insurance, in the form delivered to the Collateral Trustee on the date hereof on all existing real property Collateral and with respect to real property acquired after the date hereof, maintain title insurance in form and substance comparable to the title insurance policies on the date hereof, on all such after acquired real property Collateral insuring the Collateral Trustee’s Lien on that property, subject only to Permitted Liens and other exceptions to title approved by the Priority Lien Representative as long as there is Priority Lien Debt outstanding and thereafter, the Collateral Trustee; provided that title insurance need only be maintained on any particular parcel of real property having a Fair Market Value of less than $10.0 million if and to the extent title insurance is maintained in respect of Priority Liens on that property; and

(5)                                   maintain such other insurance as may be required by the Security Documents.

(d)                                 Upon the request of the Collateral Trustee, the Borrower and the other Pledgors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers. Holders of Secured Obligations, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the Borrower and the other Pledgors and the Collateral Trustee will be named as a loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the Borrower and the other Pledgors.

(e)                                  All insurance policies required by Sections 8.3(c) (except for the insurance described in 8.3(c)(3)) above will:

(1)                                 provide that, with respect to third party liability insurance, the holders of Secured Obligations, as a class, shall be named as additional insureds, with a waiver of subrogation;

(2)                                 name the Collateral Trustee as a loss payee and additional insured;

(3)                                 provide that (x) no cancellation or termination of such insurance and (y) no reduction in the limits of liability of such insurance or other material change shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation, termination, reduction or change;

(4)                                 waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties; and

(5)                                 waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties.

SECTION 8.4                          Perfection of Junior Trust Estate.

Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Parity Lien Obligations and the Parity Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the holders of Parity Lien Obligations and the Parity Lien Representatives.

SECTION 8.5                          Successors and Assigns.

(a)                                  Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)                                 Neither the Borrower nor any other Pledgor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrower and the other Pledgors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECT ION 8.6                       Delay and Waiver.  No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 8.7                          Notices.  Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	The Bank of New York
101 Barclay Street, Floor 8 West
New York, NY 10286
Telephone: (212) 815-5445
Fax: (212) 815-5707

If to the Borrower or any other Pledgor:	NewPage Corporation
Courthouse Plaza NE
Dayton, Ohio 45463
Telephone: (877) 855-7243

If to the First Lien Administrative Agent:	Goldman Sachs Credit Partners L.P,
85 Broad Street
New York, NY 10004
Fax: (212) 357-0932

If to the Trustee:	HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Telephone: (212) 525-1316
Fax: (212) 525-1300

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder.

Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 8.8                          Notice Following Discharge of Priority Lien Obligations.  Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 8.9                          Entire Agreement.  This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 8.10                    Compensation; Expenses.  The Pledgors jointly and severally agree to pay, promptly upon demand:

(1)                                      such compensation to the Collateral Trustee and its agents as the Borrower and the Collateral Trustee may agree in writing from time to time;

(2)                                      all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3)                                      all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Borrower or any other Pledgor;

(4)                                      all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5)                                      all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6)                                      after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee and its agents in connection with the preservation,

collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee or its agents.

The agreements in this Section 8.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 8.11                   Indemnity.

(a)                                   The Pledgors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates, directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)                                  All amounts due under this Section 8.11 will be payable upon demand.

(c)                                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 8.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Pledgors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)                                 No Pledgor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Pledgors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)                                  The agreements in this Section 8.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

SECTION 8.12                    Severability.  If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 8.13                    Headings.  Section headings herein have been inserted for convenience of reference only, arc not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 8.14                    Obligations Secured.  All obligations of the Pledgors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

SECTION 8.15                    Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 8.16                    Consent to Jurisdiction.  All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

(1)                                    accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2)                                    waives any defense of forum non conveniens;

(3)                                    agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 8.7;

(4)                                    agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5)                                    agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 8.17                    Waiver of Jury Trial.  Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 8.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 8.18                    Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 8.19                    Effectiveness.  This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery I thereof.

SECTION 8.20                    Additional Pledgors.  The Borrower will cause each Person that becomes a Pledgor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 8.20.

SECTION 8.21                    Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Parity Lien Obligations or Parity Lien Representative with respect to the Parity Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real properly mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien, to be applied in accordance with Section 3.4.  Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Lien.

SECTION 8.22                    Insolvency.  This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor.  The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 8.23                    Rights and Immunities of Secured Debt Representatives.  The First Lien Term Loan Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the First Lien Term Loan Agreement, the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indentures and any future Secured Debt Representative will be entitled to all of the rights, protection’s, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Pledgors or the Collateral Trustee hereunder.

SECTION 8.24                   Force Majeure.  In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable lender the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

NEWPAGE CORPORATION

By:	/s/ Linda Sheffield
Name: Linda Sheffield
Title: Treasurer

NEWPAGE HOLDING CORPORATION

By:	/s/ Linda Sheffield
Name: Linda Sheffield
Title: Treasurer

CHILLICOTHE PAPER INC.

WICKLIFFE PAPER COMPANY

By:	/s/ Linda Sheffield
Name: Linda Sheffield
Title: Treasurer

[COLLATERAL TRUST AGEEMENT]

ESCANABA PAPER COMPANY

MEADWESTVACO MARYLAND INC.
(to be named LUKE PAPER COMPANY)

MEADWESTVACO OXFORD CORPORATION
(to be named RUMFORD PAPER COMPANY)

MEADWESTVACO ENERGY SERVICES LLC
(to be named NEWPAGE ENERGY SERVICES LLC)

UPLAND RESOURCES, INC.

By:	/s/ Peter Vogel
Name: Peter Vogel
Title: President

RUMFORD COGENERATION, INC.

RUMFORD FALLS POWER COMPANY

By:	/s/ Peter Vogel
Name: Peter Vogel
Title: President

GOLDMAN SACHS CREDIT PARTNERS L.P., as First Lien Term Loan Administrative Agent

By:	WW Archer
Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee under the Indentures

By:	/s/ FRANK J. GODINO
Name: FRANK J. GODINO
Title: Vice President

THE BANK OF NEW YORK, as Collateral Trustee

By:	/s/ PATRICIA GALLAGHER
Name: PATRICIA GALLAGHER
Title: Vice President